EXHIBIT 12.2


Certifications of the CEO and CFO Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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In connection with the Annual Report of DataMirror Corporation (the "Company")
on Form 20-F for the year ended January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Nigel Stokes as Chief Executive Officer of the Company, and Peter Cauley as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. s.s. 1350, as adopted pursuant to s.s. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  April 22, 2005

By: /s/ NIGEL STOKES
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Nigel Stokes
Chief Executive Officer

By:/s/ PETER CAULEY
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Peter Cauley
Chief Financial Officer


This certification accompanies the report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of s.s. 18 of the Securities Exchange Act of 1934, as amended.